As filed with the Securities and Exchange Commission on May 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCA Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	27-3865930
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

HCA Inc.

(Exact name of registrant as specified in its charter)

Delaware	8062	75-2497104
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

John M. Franck II, Esq.

HCA Healthcare, Inc.

Vice President – Legal and Corporate Secretary

One Park Plaza

Nashville, Tennessee 37203

Telephone: (615) 344-9551

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Lopez, Esq.	J. Allen Overby, Esq.
Cleary Gottlieb Steen & Hamilton LLP	Michael R. Kuffner, Esq.
One Liberty Plaza	Bass, Berry & Sims PLC
New York, New York 10006	150 Third Avenue South, Suite 2800
Telephone: (212) 225-2000	Nashville, Tennessee 37201-2017
Telephone: (615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Prospectus

HCA Healthcare, Inc.

HCA Inc.

Common Stock

Preferred Stock

Debt Securities

HCA Healthcare, Inc. and/or one or more selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

HCA Healthcare, Inc. may, from time to time, offer to sell preferred stock in amounts, at prices and on terms that will be determined at the time of any such offering.

HCA Healthcare, Inc. may, from time to time, offer to sell debt securities.

HCA Inc. may, from time to time, offer to sell debt securities, which will be guaranteed by HCA Healthcare, Inc.

This prospectus describes some of the general terms that may apply to these securities. We will provide the specific terms of these securities, including their offering prices, in prospectus supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any prospectus supplement before you invest.

HCA Healthcare, Inc. common stock is listed on the New York Stock Exchange under the symbol “HCA.” On April 28, 2023, the reported last sale price on the New York Stock Exchange for our common stock was $287.33 per share.

These securities may be offered and sold to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. You can find additional information about our plan of distribution for the securities under the heading “Plan of Distribution” beginning on page 31 of this prospectus. We will also describe the plan of distribution for any particular offering of these securities in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement or any documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated May 1, 2023

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference in this prospectus and any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we and/or one or more selling stockholders may, from time to time, sell in one or more offerings any of our securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation By Reference.”

As used herein, unless otherwise stated or indicated by context, references to “HCA Healthcare, Inc.,” the “Company,” “HCA,” “we,” “our” or “us” refer to HCA Healthcare, Inc., parent of HCA Inc., and its affiliates. The term “affiliates” means direct and indirect subsidiaries and certain partnerships and joint ventures in which such subsidiaries are partners. The terms “facilities” or “hospitals” refer to entities owned and operated by affiliates of HCA and the term “employees” refers to employees of affiliates of HCA. With respect to debt securities, the term “issuer” means either HCA Healthcare, Inc. or HCA Inc. depending on which registrant is offering the debt securities. The term “issuers” is a collective reference to HCA Healthcare, Inc. and HCA Inc.

WHERE YOU CAN FIND MORE INFORMATION

HCA Healthcare, Inc. files certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. HCA Healthcare, Inc. is an electronic filer, and the SEC maintains an Internet website at http://www.sec.gov that contains the reports and other information filed electronically. Our website address is http://www.hcahealthcare.com. Please note that the SEC’s and our website addresses are provided as inactive textual references only. We make available free of charge, through our website, HCA Healthcare, Inc.’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, together with all other materials HCA Healthcare, Inc. files with or furnishes to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through the SEC’s and our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s Internet web site referenced above.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents listed below that HCA Healthcare, Inc. has previously filed with the SEC. These documents contain important information about us. Any information referred to in this way is considered part of this prospectus from the date HCA Healthcare, Inc. filed that document.

We incorporate by reference the documents listed below:

•	HCA Healthcare, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 (SEC File No. 001-11239);

•	HCA Healthcare, Inc.’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 (SEC File No. 001-11239);

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HCA Healthcare, Inc.’s Current Reports on Form 8-K, filed on January 4, 2023, January 27, 2023 (Item  8.01 only), January  30, 2023, April  6, 2023, April  21, 2023 (Item 8.01 only) and April 21, 2023 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein);

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The description of HCA Healthcare, Inc.’s common stock, par value $0.01 per share, contained in HCA Healthcare, Inc.’s Registration Statement on Form 8-A, filed on March 7, 2011, and including all other amendments and reports filed for the purpose of updating such description; and

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All documents filed by HCA Healthcare, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of any offering to which this prospectus relates (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about HCA Inc. or HCA Healthcare, Inc. The agreements may contain representations and warranties by HCA Inc. or HCA Healthcare, Inc. which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, by writing or calling us at the following address or telephone number:

Corporate Secretary

HCA Healthcare, Inc.

One Park Plaza

Nashville, Tennessee 37203

(615) 344-9551

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contain and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements regarding expected share-based compensation expense, expected capital expenditures, expected dividends, expected share repurchases, expected net claim payments, expected inflationary pressures and all other statements that do not relate solely to historical or current facts, and can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) changes in or related to general economic conditions nationally and regionally in our markets, including inflation and economic and business conditions (and the impact thereof on the economy, financial markets and banking industry); changes in revenues due to declining patient volumes; changes in payer mix (including increases in uninsured and underinsured patients); potential increased expenses related to labor, supply chain or other expenditures; workforce disruptions; and supply shortages and disruptions, (2) developments related to COVID-19, including, without limitation, the length and severity of COVID-19-related impacts and the spread of virus strains with new epidemiological characteristics; the volume of canceled or rescheduled procedures and the volume and acuity of COVID-19 patients cared for across our health systems; and measures we are taking to respond to COVID-19, (3) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (4) the impact of current and future federal and state health reform initiatives and possible changes to other federal, state or local laws and regulations affecting the health care industry, including, but not limited to, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Affordable Care Act”), additional changes to the Affordable Care Act, its implementation, or interpretation (including through executive orders and court challenges), and proposals to expand coverage of federally-funded insurance programs as an alternative to private insurance or establish a single-payer system (such reforms often referred to as “Medicare for All”), (5) the effects related to the implementation of sequestration spending reductions required under the Budget Control Act of 2011, related legislation extending these reductions and those required under the Pay-As-You-Go Act of 2010 as a result of the federal budget deficit impact of the American Rescue Plan Act of 2021, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (6) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (7) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (8) possible changes in Medicare, Medicaid and other state programs, including Medicaid supplemental payment programs or Medicaid waiver programs, that may impact reimbursements to health care providers and insurers and the size of the uninsured or underinsured population, (9) personnel-related capacity constraints, increases in wages and the ability to attract, utilize and retain qualified management and other personnel, including affiliated physicians, nurses and medical and technical support personnel, (10) the highly competitive nature of the health care business, (11) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under third-party payer agreements, the ability to enter into and renew third-party payer provider agreements on acceptable terms and the impact of consumer-driven health plans and physician utilization trends and practices, (12) the efforts of health insurers, health care providers, large employer groups and others to contain health care costs, (13) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (14) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (15) changes in accounting practices, (16) the emergence of and effects related to pandemics, epidemics and infectious diseases, (17) future divestitures which may result in charges and possible impairments of long-lived assets, (18) changes in business strategy or development plans, (19) delays in receiving payments for services provided, (20) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (21) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (22) the impact of potential cybersecurity incidents or security breaches, (23) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and the impact of interoperability requirements, (24) the impact of natural disasters, such as hurricanes and floods, physical risks from climate change or similar events beyond our control, (25) changes in U.S. federal, state, or foreign tax laws including interpretive guidance that may be issued by taxing authorities or other standard setting bodies, and (26) other risk factors disclosed under “Risk Factors” and elsewhere in or incorporated by reference in this prospectus and the applicable prospectus supplement. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ from those expressed in any forward-looking statements made by or on behalf of HCA. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus and the applicable prospectus supplement, which forward-looking statements reflect management’s views only as of the date of this prospectus. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

HCA Healthcare, Inc. is one of the leading health care services companies in the United States. At March 31, 2023, we operated 180 hospitals, comprised of 173 general, acute care hospitals; five psychiatric hospitals; and two rehabilitation hospitals. In addition, we operated 126 freestanding surgery centers and 22 freestanding endoscopy centers. Our facilities are located in 20 states and England. We also currently own, manage or operate freestanding emergency care facilities, urgent care facilities, walk-in clinics, diagnostic and imaging centers, radiation and oncology therapy centers, comprehensive rehabilitation and physical therapy centers, physician practices, home health, hospice, outpatient physical therapy home and community-based services providers and various other facilities.

We are committed to providing the communities we serve with high quality, convenient and cost-effective health care while growing our business and creating long-term value for our stockholders. We strive to be the health care system of choice in the communities we serve by developing comprehensive networks locally and supporting these networks with enterprise expertise and economies of scale. Our strategy is organized around a framework that seeks to drive sustained growth by delivering operational excellence, attracting exceptional physicians and other health care professionals, developing comprehensive services, creating greater access and coordinating higher quality care for patients.

To achieve these objectives, we align our efforts around the following growth agenda:

•	grow our presence in existing markets;

•	achieve industry-leading performance in clinical, operational and satisfaction measures;

•	recruit and retain physicians and other health care professionals to meet the need for high quality health services;

•	continue to utilize economies of scale to grow the Company; and

•	pursue a disciplined development strategy.

Our strategy also emphasizes investments that advance our clinical systems and digital capabilities, transform care models with innovative care solutions, expand our workforce development programs and enhance our health care networks and partnerships.

RISK FACTORS

Our business is subject to numerous risks, including those that are generally associated with operating in the health care industry. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Except as otherwise set forth in a prospectus supplement, we intend to use the net proceeds from sales of the securities for general corporate purposes, which may include the following: refunding, repurchasing, retiring upon maturity or redeeming existing debt; funding for working capital; capital expenditures; repurchases of our capital stock; and strategic investments and acquisitions. We will not receive any proceeds from sales of securities by selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws as currently in effect. We also refer you to our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital

As of April 27, 2023, our authorized capital stock consisted of 1,800,000,000 shares of common stock, par value $.01 per share, of which 275,089,285 shares were issued and outstanding, and 200,000,000 shares of preferred stock, of which no shares were issued and outstanding. As of April 27, 2023, there were approximately 400 holders of record of our common stock.

Common Stock

Voting Rights. Under the terms of the Amended and Restated Certificate of Incorporation, each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote and present in person or by proxy at any annual meeting of stockholders are able to elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the Board of Directors out of legally available assets or funds.

Liquidation. In the event of our liquidation, dissolution, or winding up, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences. Holders of common stock have no preemptive or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future.

Preferred Stock

The Amended and Restated Certificate of Incorporation authorizes our Board of Directors, without further action by the stockholders, to issue up to 200,000,000 shares of preferred stock, par value $.01 per share, in one or more classes or series, to establish from time to time the number of shares to be included in each such class or series, to fix the rights, powers and preferences of the shares of each such class or series and any qualifications, limitations, or restrictions thereon.

Board of Directors

The Amended and Restated Certificate of Incorporation provides for a Board of Directors of not less than three members, the exact number to be determined from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office. The Amended and Restated Certificate of Incorporation provides that directors will be elected to hold office for a term expiring at the next annual meeting of stockholders and until a successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. In uncontested director elections each director is elected by the vote of the majority of the votes cast. An incumbent nominee not receiving a majority of the votes cast in an uncontested election shall continue to serve until (i) the director’s successor is elected and qualifies or (ii) the Board of Directors accepts the director’s resignation. Newly created directorships and vacancies may be filled, so long as there is at least one remaining director, only by the Board of Directors.

Amendment to Bylaws

The Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to or repeal the Bylaws of the Company by the affirmative vote of a majority of the total number of directors then in office. Any amendment, alteration, change, addition or repeal of the Bylaws of the Company by the stockholders of the Company shall require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company, voting together as a class, entitled to vote on such amendment, alteration, change, addition or repeal.

Amendment to Certificate of Incorporation

The Certificate of Incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together in a single class, is required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with certain specified provisions of the Certificate of Incorporation.

Special Meetings of Stockholders

The Amended and Restated Certificate of Incorporation and Bylaws provide that special meetings of stockholders of the Company may be called by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the Chairman of the Board or the Chief Executive Officer of the Company or by written request of holders of at least 15% of the voting power of all outstanding shares of the Company’s common stock entitled to vote at such meeting, subject to certain conditions set forth therein.

Action on Written Consent

Pursuant to the Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders of the Company may be taken only upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

Corporate Opportunities

The Amended and Restated Certificate of Incorporation provides that we renounce any interest or expectancy of the Company in the business opportunities of certain of our current and prior investors and of their officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries and each such party shall not have any obligation to offer us those opportunities unless presented to a director or officer of the Company in his or her capacity as a director or officer of the Company.

Amendment to Amended and Restated Certificate of Incorporation

The Amended and Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of the Company entitled to vote generally in the election of directors, voting together in a single class, is required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with certain specified provisions of the Amended and Restated Certificate of Incorporation.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Third Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide a timely notice of their proposal in writing and otherwise in proper form to the secretary of the Company. Generally, to be timely, a stockholder’s notice must be delivered to, mailed or received at our principal executive offices, addressed to the secretary of the Company, and within the following time periods:

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in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made; and

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in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the later of 90 days before such annual or special meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder’s notice. Our Bylaws require that stockholders comply with the procedural and disclosure requirements set forth therein in connection with nominating candidates for election as directors and soliciting proxies or votes in support therefor.

In addition, we have also adopted a proxy access right that permits a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Third Amended and Restated Bylaws. Under our Third Amended and Restated Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement and form of proxy must be submitted to the Corporate Secretary at the address specified in our proxy statement no earlier than 150 days and no later than 120 days prior to the first anniversary of the date the Company mailed its proxy statement for the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is not within 30 days before or after the anniversary date of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no later than 90 days prior to such annual meeting or, if later, the tenth day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of such meeting is first made, whichever occurs first.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply as long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholder of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Limitation on Directors’ Liability and Indemnification

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that were actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. We maintain a directors’ and officers’ insurance policy that insures our directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders of monetary damages for violations of the directors’ or officers’ fiduciary duty of care as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director or officer derived an improper personal benefit or (v) any action against an officer by or in the right of the corporation. Our Amended and Restated Certificate of Incorporation limits director liability for monetary damages arising from a breach of fiduciary duty to the fullest extent permitted by the DGCL.

Our Amended and Restated Certificate of Incorporation indemnifies the directors and officers to the full extent of the DGCL and also allows the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates, heirs, executors and administrators of such persons.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

Certain of our employment agreements with certain of our officers provide indemnification for adverse tax consequences they may suffer pursuant to their employment agreements.

We have entered into an indemnification priority and information sharing agreement with certain of our current and prior investors and certain of their affiliated funds to clarify the priority of advancement and indemnification obligations among us and any of our directors appointed by such investors and other related matters.

The foregoing summaries are subject to the complete text of our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws and the DGCL and are qualified in their entirety by reference thereto.

We believe that our Amended and Restated Certificate of Incorporation, Third Amended and Restated Bylaws and insurance policies are necessary to attract and retain qualified persons to serve as directors and officers of the Company.

The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required or allowed by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or any other provisions described in this prospectus, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Anti-Takeover Statutes

Certain Delaware law provisions may make it more difficult for someone to acquire us through a tender offer, proxy contest or otherwise.

Section 203 of the DGCL provides that, subject to certain stated exceptions, an “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person. A corporation may not engage in a business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

•	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The effect of these provisions may make a change in control of our business more difficult by delaying, deferring or preventing a tender offer or other takeover attempt that a stockholder might consider in its best interest. This includes attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of the board of directors.

Transfer Agent and Registrar

EQ Shareowner Services is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “HCA.”

DESCRIPTION OF DEBT SECURITIES

Please note that in this section entitled “Description of Debt Securities,” references to HCA Healthcare, Inc. refer only to HCA Healthcare, Inc. and not to any of its subsidiaries. References to HCA Inc. refer only to HCA Inc. and not to any of its subsidiaries. The term “issuer” means either HCA Healthcare, Inc. or HCA Inc., depending on which registrant is offering the debt securities and the term “issuers” is a collective reference to HCA Healthcare, Inc. and HCA Inc.

HCA Healthcare, Inc. may issue debt securities. The debt securities will be HCA Healthcare, Inc.’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. HCA Inc. may also issue debt securities. The debt securities will be HCA Inc.’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. In the case of HCA Inc., the debt securities will be guaranteed by HCA Healthcare, Inc. (the “Parent Guarantee”), its direct parent. If so indicated in the applicable prospectus supplement, HCA Inc. may issue debt securities that are secured by specific collateral. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured; and the term “debt securities” refers to both unsecured debt securities and secured debt securities of HCA Healthcare, Inc. and unsecured debt securities and secured debt securities of HCA Inc. that are guaranteed by HCA Healthcare, Inc.

The debt securities issued by HCA Healthcare, Inc. may be issued under an indenture dated as of December 6, 2012 (the “2012 Indenture”), among HCA Healthcare, Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent, as supplemented from time to time, and one or more supplemental indentures thereto, to be entered into by HCA Healthcare, Inc., a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The debt securities issued by HCA Inc. may be issued under an indenture dated as of August 1, 2011 (the “2011 Indenture”), among HCA Inc., HCA Healthcare, Inc. and Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent, as supplemented from time to time, and one or more supplemental indentures thereto, to be entered into by HCA Inc., HCA Healthcare, Inc., a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The 2011 Indenture and the 2012 Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If a different trustee, registrar, paying agent, transfer agent or a different indenture for a series of debt securities is used, those details will be provided in a prospectus supplement and the forms of any other indentures will be filed with the SEC at the time they are used. Any collateral agent, calculation agent and/or foreign currency agent (together with any applicable trustee, registrar, paying agent and transfer agent, collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. Unless otherwise expressly stated or the context otherwise requires, references in this section to the “indenture” and the “trustee” refer to the applicable indenture pursuant to which any particular series of debt securities is issued and to the trustee under that indenture. Unless otherwise expressly stated in the applicable prospectus supplement, the issuers may issue both secured and unsecured debt securities under their respective indentures. The terms of any series of debt securities will be those specified in or pursuant to the applicable indenture and in the certificates evidencing that series of debt securities and those made part of the indenture by the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act of 1939.”

The following summary of selected provisions of the indentures and the debt securities is not complete, and the summary of selected terms of a particular series of debt securities included in the applicable prospectus supplement also will not be complete. You should review the applicable indenture, any applicable supplemental indenture and the certificates evidencing the applicable debt securities. To obtain a copy of any applicable indenture, any applicable supplemental indenture or the certificates for any debt securities, see “Where You Can

Find More Information” in this prospectus. The following summary and the summary in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, any applicable supplemental indenture and the certificates evidencing the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the applicable indenture.

The following description of debt securities describes general terms and provisions of a series of debt securities to which any prospectus supplement may relate. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, will be described in the applicable prospectus supplement. If any particular terms of the debt securities or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The indentures provide that the debt securities may be issued without limit as to aggregate principal amount, in one or more series, and in any currency or currency units, in each case as established from time to time in or under the authority granted by a resolution of the applicable Board of Directors or as established in one or more supplemental indentures. All debt securities of one series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and, unless otherwise provided, a series may be “reopened,” without the consent of the holders of the debt securities of that series, for issuance of additional debt securities of that series ranking equally with debt securities of that series and otherwise similar in all respects except for issue date and issue price. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, where applicable:

•	the title of the series of debt securities;

•	any limit on the aggregate principal amount of debt securities of the series;

•	the price or prices at which debt securities of the series will be issued;

•

if any of the debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of such debt securities may exchange their interest, (iii) the name of the applicable depositary and (iv) any person who may endorse any such global debt securities;

•	the date or dates on which the applicable issuer will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

•	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

•	the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

•	the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•

the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

•	the terms and conditions, if any, upon which the applicable issuer may, at its option, redeem debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the terms and conditions, if any, upon which the applicable issuer will repurchase or repay debt securities of the series at the option of the holders of debt securities of the series;

•	the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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if other than U.S. dollars, the currency in which payments of the principal of, any premium or interest on or any additional amounts (“Additional Amounts”) with respect to the debt securities will be payable;

•

if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments on the debt securities of the series will be payable, and the ability, if any, of the applicable issuer or the holders of debt securities of the series to have payments made in any other currency or currencies;

•

if the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to the debt securities may be determined with reference to an index, formula or other method or methods and the method used to determine those amounts;

•	any addition to, or modification or deletion of, any covenant or Event of Default with respect to debt securities of the series;

•

if any of the provisions of the indenture relating to satisfaction and discharge or defeasance shall not be applicable to the debt securities of the series, and any additional covenants shall be subject to defeasance, and if the debt securities of the series are subject to repurchase or repayment at the option of the holders, if the issuer’s obligation to repurchase or repay will not be subject to satisfaction and discharge or defeasance pursuant to the indenture, and if the holders have the right to convert or exchange such debt securities, if the right to effect such conversion or exchange will be subject to satisfaction and discharge of defeasance pursuant to the indenture, to modifications to the relevant provisions of the indenture;

•

if any of the debt securities are issuable in global form and are to be issuable in definitive form only upon receipt of certain certificates or satisfaction of certain conditions, then the form and terms of such certificates or conditions;

•

if and under what circumstances the applicable issuer will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien (as defined in the indenture) in respect of specified taxes, assessments or other governmental charges and, if so, whether the applicable issuer will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

•	if there is more than one trustee, the identity of the trustee or the registrar, paying agent, transfer agent or authenticating agent, as applicable;

•

the person to whom any interest on the debt securities of the series shall be payable, if other than the person in whose name the debt securities are registered at the close of business on the record date;

•

if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

•

any other terms of the debt securities of the series and, if applicable, any Parent Guarantee of the debt securities (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, the applicable issuer may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “ — Merger, Consolidation and Sale of Assets,” the indentures do not contain any provisions that would limit the issuers’ ability or the ability of any of the respective issuer’s subsidiaries to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving the applicable issuer. Accordingly, an issuer and its subsidiaries may in the future enter into transactions that could increase the amount of its consolidated indebtedness and other liabilities or otherwise adversely affect its capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by HCA Healthcare, Inc. or HCA Inc., as applicable, in the United States of America. However, the applicable issuer, at its option, may make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States of America. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the issuer will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•

register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part; or

•	issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Ranking of Debt Securities

The unsecured debt securities of each series of each issuer will be unsecured, unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all of such issuer’s other unsecured and unsubordinated indebtedness. The secured debt securities of each series of each issuer will be unsubordinated obligations of the applicable issuer and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the applicable issuer, except that the secured debt securities of any series will effectively rank senior to unsecured and unsubordinated indebtedness of the applicable issuer in respect of claims against the collateral that is pledged to secure those secured debt securities.

The debt securities will be the exclusive obligations of the applicable issuer. Each issuer is a holding company, and substantially all of its respective consolidated assets are held, and substantially all of its respective consolidated revenues are generated by its subsidiaries. Accordingly, the issuers’ cash flow and ability to service its indebtedness, including the debt securities, depend on the results of operations of its respective subsidiaries and upon the ability of its respective subsidiaries to provide cash to the applicable issuer, whether in the form of dividends, loans or otherwise, to pay amounts due on such issuer’s obligations, including the debt securities. The subsidiaries of each issuer are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the debt securities or to make any funds available to the applicable issuer. Certain debt and security agreements entered into by certain of the issuers’ subsidiaries contain various restrictions, including restrictions on payments and loans by subsidiaries to the applicable issuer and the transfer by the subsidiaries to the applicable issuer of assets of such subsidiaries. In addition, dividends, loans or other distributions from subsidiaries to the applicable issuer may be subject to additional contractual and other restrictions, are dependent upon the results of operations of such subsidiaries and are subject to other business considerations.

The unsecured debt securities of the applicable issuer will be effectively subordinated to all of the existing and future secured indebtedness of such issuer, if any, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the applicable issuer, the holders of such issuer’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness, and such collateral will not be available for satisfaction of any amounts owed by the applicable issuer under its unsecured indebtedness, including the unsecured debt securities, until that secured indebtedness is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the issuers’ ability to incur secured indebtedness.

The unsecured debt securities of the issuers will be effectively subordinated to all existing and future liabilities and preferred equity of the applicable issuer’s subsidiaries. These liabilities may include indebtedness, trade payables, guarantees, lease obligations, swaps and letter of credit obligations. Therefore, the issuers’ rights and the rights of the issuers’ creditors, including the holders of debt securities, to participate in the assets of any subsidiary upon that subsidiary’s bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject to the prior claims of the subsidiary’s creditors, except to the extent that an issuer may itself be a creditor with recognized claims against the subsidiary. However, even if an issuer is a creditor of one or more of its subsidiaries, its claims would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinate to any indebtedness of the subsidiary senior to that held by the applicable issuer. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any of the respective issuer’s subsidiaries to incur secured or unsecured indebtedness, guarantees or other liabilities.

Parent Guarantee

The debt securities of HCA Inc. will be guaranteed by HCA Healthcare, Inc.

Unless otherwise provided in the prospectus supplement relating to such debt securities, HCA Healthcare, Inc. will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each such debt security and the due and punctual performance of all of the issuer’s other obligations under the applicable indenture with respect to such debt securities, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to such debt securities, the applicable indenture will contain provisions to the effect that the obligations of HCA Healthcare, Inc. under its Parent Guarantee and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of HCA Healthcare, Inc., result in the obligations of HCA Healthcare, Inc. under the Parent Guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that the Parent Guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the obligations of HCA Healthcare, Inc. under the Parent Guarantee, subordinate the Parent Guarantee to other debt and other liabilities of HCA Healthcare, Inc. or take other action detrimental to holders of such debt securities, including directing the holders to return any payments received from HCA Healthcare, Inc.

The applicable prospectus supplement relating to such debt securities will specify other terms of the Parent Guarantee, which may include provisions that allow HCA Healthcare, Inc. to be released from its obligations under its Parent Guarantee under specified circumstances.

Unless otherwise expressly stated in the applicable prospectus supplement, the Parent Guarantee will be the full and unconditional guarantee on an unsecured basis of HCA Healthcare, Inc. and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of HCA Healthcare, Inc., if any. The Parent Guarantee will be effectively subordinated in right of payment to any future secured indebtedness and secured guarantees of HCA Healthcare, Inc., if any, to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to HCA Healthcare, Inc., the holders of HCA Healthcare, Inc.’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by HCA Healthcare, Inc. under its unsecured indebtedness and unsecured guarantees, including its Parent Guarantee of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of HCA Healthcare, Inc. to incur secured indebtedness or issue secured guarantees.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

HCA Healthcare, Inc. and HCA Inc. anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held outside the United States through Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be, HCA Healthcare, Inc. and HCA Inc. also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised the issuers that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to HCA Healthcare, Inc. or HCA Inc., as applicable, after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of DTC’s direct and indirect participants and not of DTC, HCA Healthcare, Inc., HCA Inc., any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is HCA Healthcare, Inc.’s or HCA Inc.’s, as applicable, responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities. HCA Healthcare, Inc. or HCA Inc., as applicable, will describe any circumstances where definitive securities are issuable in exchange for global securities in the applicable prospectus supplement.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither HCA Healthcare, Inc., HCA Inc. nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the “U.S. Depositaries”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. Neither HCA Healthcare, Inc. or HCA Inc. nor any trustee nor any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that HCA Healthcare, Inc. and HCA Inc. believe to be reliable, but HCA Healthcare, Inc. and HCA Inc. take no responsibility for the accuracy of that information.

Redemption and Repurchase

The debt securities of any series may be redeemable at the option of HCA Healthcare, Inc. or HCA Inc., as applicable, or may be subject to mandatory redemption by HCA Healthcare, Inc. or HCA Inc., as applicable, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by HCA Healthcare, Inc. or HCA Inc., as applicable, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by HCA Healthcare, Inc. or HCA Inc., as applicable, or any repurchase or repayment at the option of the holders of any series of debt securities.

Secured Debt Securities

The debt securities of any series may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

Merger, Consolidation and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indentures provide that HCA Healthcare, Inc. or HCA Inc., as applicable, will not consolidate or merge with or into or wind up into (whether or not HCA Healthcare, Inc. or HCA Inc., as applicable, is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

•

either (1) HCA Healthcare, Inc. or HCA Inc., as applicable, is the surviving corporation or (2) the Person formed by or surviving any such consolidation or merger (if other than HCA Healthcare, Inc. or

HCA Inc., as applicable) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the applicable issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

•

the Successor Company, if other than the applicable issuer, shall expressly assume all the obligations of the applicable issuer pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory in form to the trustee;

•

immediately after giving effect to the transaction described above, no Event of Default under the applicable indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the applicable indenture, shall have occurred and be continuing;

•

with respect to any guaranteed debt securities, the Parent Guarantor, unless it is the party with which HCA Inc. has entered into the transactions described above, shall have by supplemental indenture confirmed that its Parent Guarantee shall apply to such person’s obligations under the applicable indenture and the debt securities; and

•	the trustee shall have received the officers’ certificate and opinion of counsel called for by the applicable indenture.

In addition, with respect to secured debt securities, unless otherwise specified in the applicable prospectus supplement, the indentures provide that immediately after giving pro forma effect to the transaction described above, (1) the Collateral owned by the Successor Company will continue to constitute Collateral under the applicable indenture and related security documents and (2) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the related security documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the security documents in the manner and to the extent required by the applicable indenture.

In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which HCA Healthcare, Inc. or HCA Inc., as applicable, is not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such Successor Person shall succeed to, and be substituted for, HCA Healthcare, Inc. or HCA Inc., as applicable, and may exercise every right and power of HCA Healthcare, Inc. or HCA Inc., as applicable, under the applicable indenture with the same effect as if such successor person had been named as HCA Healthcare, Inc. or HCA Inc., as applicable, therein, and HCA Healthcare, Inc. or HCA Inc., as applicable, shall be automatically released and discharged from all obligations and covenants under the applicable indenture and the debt securities issued under that indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the applicable indenture as being:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the debt securities;

(2) default for 30 days or more in the payment when due of interest on or with respect to the debt securities;

(3) default in the deposit of any sinking fund payment when and as due with respect to any of the debt securities of that series;

(4) default in the performance, or breach, of any covenant or warranty of the issuer in the applicable indenture, and continuance of such default or breach for a period of 60 days after there has been given written notice by the trustee or the holders of at least 10% in principal amount of the outstanding debt securities (with a copy to the trustee) specifying such default or breach and requiring it to be remedied;

(5) HCA Healthcare, Inc. or HCA Inc., as applicable, pursuant to or within the meaning of any Bankruptcy Law: (i) commences proceedings to be adjudicated bankrupt or insolvent; (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law; (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against HCA Healthcare, Inc. or HCA Inc. as applicable, in a proceeding in which the issuer is to be adjudicated bankrupt or insolvent; appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the issuer, or for all or substantially all of the property of the issuer; or orders the liquidation of the issuer; and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) if applicable, the Parent Guarantee of HCA Healthcare, Inc. shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of HCA Healthcare, Inc. denies that it has any further liability under its Parent Guarantee or gives notice to such effect, other than by reason of the termination of the indenture or the release of such Parent Guarantee in accordance with the indenture; or

(8) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indentures provide that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee will mail to all holders of the debt securities of that series notice of that default. Except in the case of a default relating to the payment of principal, premium, if any, or interest on debt securities of any series, the trustee may withhold from the holders notice of any continuing default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the holders of the debt securities. The trustee shall not be deemed to know of any Default or Event of Default unless a responsible officer of the trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the trustee at the corporate trust office of the trustee.

The indentures provide that if any Event of Default (other than an Event of Default specified in clauses (5) or (6) of the second preceding paragraph with respect to of HCA Healthcare, Inc. or HCA Inc., as applicable) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in principal amount of the then total outstanding debt securities may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding debt securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The trustee shall have no obligation to accelerate the debt securities if and so long as a committee of its responsible officers in good faith determines acceleration is not in the best interest of the holders of the debt securities. Notwithstanding the foregoing, in the case of an Event of Default arising under clauses (5) or (6) of the second preceding paragraph, all outstanding debt securities shall be due and payable immediately without further action or notice. The holders of a majority in aggregate principal amount of the then outstanding debt securities by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an Event of Default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the applicable indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indentures require the annual filing by HCA Healthcare, Inc. or HCA Inc., as applicable, with the trustee of a certificate which states whether or not HCA Healthcare, Inc. or HCA Inc., as applicable, are in default under the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, no holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities of such series;

•

the holders of not less than 25% in principal amount of the total outstanding debt securities of such series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the indenture;

•	holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense incurred in compliance with such request;

•	the trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

•	holders of a majority in principal amount of the total outstanding debt securities have not given the trustee a direction inconsistent with such request within such 60-day period.

Notwithstanding any other provision of the indenture, the right of any holder of a debt security to receive payment of principal, premium, if any, and interest on the debt security, on or after the respective due dates expressed in the debt security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Amendment, Supplement and Waiver

Unless otherwise specified in the applicable prospectus supplement, the indentures permit HCA Healthcare, Inc. or HCA Inc., as applicable, HCA Healthcare, Inc. as a guarantor to such indenture, as applicable, and the trustee, with the consent of the holders of at least majority in principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment, to modify or amend any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the applicable indenture. However, no such modification or amendment shall, among other things:

•

change the stated maturity of the principal of, or installment of interest, if any, on, any debt securities, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof;

•	change the currency in which the principal of (and premium, if any) or interest on such debt securities are denominated or payable;

•

adversely affect the right of repayment or repurchase, if any, at the option of the holder after such obligation arises, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of holders whose consent is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or certain defaults;

•	modify the provisions that require holder consent to modify or amend the indenture or that permit holders to waive compliance with certain provisions of the indenture or certain defaults;

•

impair the right of any holder to receive payment of principal of, or interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities; or

•	except as expressly permitted by the indenture, modify the Parent Guarantee in any manner adverse to the holders of any debt securities.

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

Unless otherwise specified in the applicable prospectus supplement, the indentures also contain provisions permitting HCA Healthcare, Inc. or HCA Inc., as applicable, HCA Healthcare, Inc., as applicable, as a guarantor party to such indenture, and the trustee, without the consent of the holders of any debt securities issued under the applicable indenture, to modify or amend the indenture, among other things:

•

to evidence the succession of another corporation to HCA Healthcare, Inc. or HCA Inc., as applicable, or, if applicable, HCA Healthcare, Inc. as a guarantor party to such indenture, and the assumption by such successor of the covenants of HCA Healthcare, Inc. or HCA Inc., as applicable, or, if applicable, HCA Healthcare, Inc. as a guarantor party to such indenture, in compliance with the requirements set forth in the indenture;

•	to add to the covenants for the benefit of the holders or to surrender any right or power therein conferred upon HCA Healthcare, Inc. or HCA Inc., as applicable;

to add any additional Events of Default;

•	to add a guarantor to the debt securities, if applicable;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to secure or, if applicable, to provide additional security for all or any of the debt securities or the Parent Guarantee issued under the indenture;

•

to supplement any of the provisions of the indenture to such extent necessary to permit or facilitate the defeasance and discharge of the debt securities, provided that any such action does not adversely affect the interests of the holders of the debt securities in any material respect;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity to correct or supplement any provision of the indenture which may be defective or inconsistent with any other provision;

•

to change any place or places where the principal of and premium, if any, and interest, if any, on the debt securities shall be payable, the debt securities may be surrendered for registration or transfer, the debt securities may be surrendered for exchange, and notices and demands to or upon HCA Healthcare, Inc. or HCA Inc., as applicable, may be served;

•	to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•

to conform the text of the indenture or the debt securities to any provision of the section regarding the description of the notes contained in the prospectus supplement to the extent that such provision in such section was intended to be a verbatim recitation of a provision of the indenture or the debt securities;

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation to facilitate the issuance and administration of the debt securities; provided, however, that (i) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer debt securities; or

•

to add additional guarantees or additional guarantors in respect of all or any securities under the indenture, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the compliance of HCA Healthcare, Inc. or HCA Inc., as applicable, with the provisions described above under “ — Merger, Consolidation and Sale of Assets” and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, HCA Healthcare, Inc. and HCA Inc., as applicable, may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal, premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be.

The indentures provide that the applicable issuer may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from its obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3), (5) and (6) under “ — Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by the issuer with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If HCA Healthcare, Inc. or HCA Inc., as applicable, effects covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, HCA Healthcare, Inc. or HCA Inc., as applicable, would remain liable to make payment of such amounts due at the time of acceleration.

HCA Healthcare, Inc. or HCA Inc., as applicable, will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause beneficial owners of the debt securities of that series to recognize income, gain or loss for U.S. federal income tax purposes. If HCA Healthcare, Inc. or HCA Inc., as applicable, elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

HCA Healthcare, Inc. or HCA Inc., as applicable, may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Definitions

As used in the indentures, unless otherwise specified in the applicable prospectus supplement the following terms have the meanings specified below:

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the security documents including the Liens, if any, required to be granted pursuant to the applicable indenture.

“Event of Default” has the meaning set forth under the section “ — Events of Default.”

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Significant Subsidiary” means any direct or indirect Subsidiary of the issuer that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date and which is not designated by the issuer to be an Unrestricted Subsidiary (as defined in the applicable indenture).

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof ; and (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the equity ownership, whether in the form of membership, general, special or limited partnership interests or otherwise, is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Governing Law

The indentures and the debt securities (including the Parent Guarantee endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of HCA Healthcare, Inc. or HCA Inc., as applicable, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with HCA Healthcare, Inc. or HCA Inc., as applicable, and its subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the applicable indenture or resign as trustee.

PLAN OF DISTRIBUTION

We and/or one or more selling stockholders may sell the securities described in this prospectus from time to time in one or more transactions:

•	to purchasers directly;

•	to underwriters for public offering and sale by them;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

We and/or one or more selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder. Direct sales may be arranged by a securities broker-dealer or other financial intermediary.

The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any “at the market” offering of securities by or on our behalf.

Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

We will name any agent involved in a sale of securities, as well as any commissions payable to such agent, in a prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered pursuant to this prospectus, we and/or one or more selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

LEGAL MATTERS

The validity of the securities to be sold hereunder will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York and Michael R. McAlevey, Senior Vice President and Chief Legal Officer of HCA Healthcare, Inc. or other counsel who is satisfactory to us.

EXPERTS

The consolidated financial statements of HCA Healthcare, Inc. appearing in HCA Healthcare, Inc.’s Annual Report Form 10-K for the year ended December 31, 2022, and the effectiveness of HCA Healthcare, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the Registrant in connection with a distribution of securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	*

*

The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

HCA Healthcare, Inc. and HCA Inc. are incorporated under the laws of Delaware.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b) of the DGCL, as described in the preceding paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of the DGCL. HCA Healthcare, Inc. maintains a directors’ and officers’ insurance policy that insures its directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the directors’ or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability in the event of unlawful payment of dividends or unlawful stock purchases or redemptions), (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) any action against an officer by or in the right of the corporation. Our Amended and Restated Certificate of Incorporation limits director liability for monetary damages arising from a breach of fiduciary duty to the fullest extent permitted by the DGCL.

HCA Healthcare, Inc.’s and HCA Inc.’s certificate of incorporation indemnify their respective directors and officers to the full extent of the DGCL and also allow their Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates, heirs, executors and administrators of such persons.

HCA Healthcare, Inc. maintains a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses HCA Healthcare, Inc. for those losses for which HCA Healthcare, Inc. has lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

Certain of HCA Healthcare, Inc.’s employment agreements with certain of its officers provide indemnification for adverse tax consequences they may suffer pursuant to their employment agreements.

HCA Healthcare, Inc. has entered into an indemnification priority and information sharing agreement with certain of its current and prior investors and certain of their affiliated funds to clarify the priority of advancement and indemnification obligations among HCA Healthcare, Inc. and any of its directors appointed by such investors and other related matters.

Certain Other Arrangements

HCA Healthcare, Inc. maintains a directors’ and officers’ liability insurance policy that covers the directors and officers of each of the registrants in amounts that HCA Healthcare, Inc. believes are customary in its industry, including for liabilities in connection with the registration, offering and sale of the securities.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Debt Underwriting Agreement

1.2**	Form of Equity Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (File No. 001-11239), and incorporated herein by reference)

4.2	Third Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 19, 2022 (File No. 001-11239), and incorporated herein by reference)

4.3	Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 (File No. 001-11239), and incorporated herein by reference)

4.4**	Certificate of Designations of Preferred Stock

4.5	Indenture dated as of August 1, 2011, by and among HCA Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (filed as Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-226709), and incorporated herein by reference)

4.6	Indenture dated as of December 6, 2012, by and among HCA Healthcare, Inc., Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 6, 2012 (File No. 001-11239), and incorporated herein by reference)

4.7**	Form of Debt Security of HCA Inc.

4.8**	Form of Debt Security of HCA Healthcare, Inc.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to the legality of the securities being registered

23.1*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in the opinion filed as Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on signature page)

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Delaware Trust Company, as trustee under the Indenture dated as of August 1, 2011 and the Indenture dated as of December 6, 2012

107*	Filing Fee Table

*	Filed herewith.
**	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment hereto, if applicable.

Item 17.	Undertakings.

Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of HCA Healthcare, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 1, 2023.

HCA Healthcare, Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President — Legal and Corporate Secretary

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, John M. Hackett and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2023

/s/ William B. Rutherford William B. Rutherford	Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	May 1, 2023

/s/ Thomas F. Frist III Thomas F. Frist III	Chairman and Director	May 1, 2023

/s/ Meg G. Crofton Meg G. Crofton	Director	May 1, 2023

/s/ Robert J. Dennis Robert J. Dennis	Director	May 1, 2023

Signature	Title	Date

/s/ Nancy-Ann DeParle Nancy-Ann DeParle	Director	May 1, 2023

/s/ William R. Frist William R. Frist	Director	May 1, 2023

/s/ Hugh F. Johnston Hugh F. Johnston	Director	May 1, 2023

/s/ Michael W. Michelson Michael W. Michelson	Director	May 1, 2023

/s/ Wayne J. Riley Wayne J. Riley	Director	May 1, 2023

/s/ Andrea B. Smith Andrea B. Smith	Director	May 1, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, State of Tennessee, on May 1, 2023.

HCA Inc.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President — Legal and Corporate Secretary

SIGNATURES & POWERS OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John M. Franck II, John M. Hackett and Christopher F. Wyatt, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel N. Hazen Samuel N. Hazen	Chief Executive Officer and Director (Principal Executive Officer)	May 1, 2023

/s/ William B. Rutherford William B. Rutherford	Executive Vice President and Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	May 1, 2023

/s/ Thomas F. Frist III Thomas F. Frist III	Chairman and Director	May 1, 2023

/s/ Meg G. Crofton Meg G. Crofton	Director	May 1, 2023

/s/ Robert J. Dennis Robert J. Dennis	Director	May 1, 2023

Signature	Title	Date

/s/ Nancy-Ann DeParle Nancy-Ann DeParle	Director	May 1, 2023

/s/ William R. Frist William R. Frist	Director	May 1, 2023

/s/ Hugh F. Johnston Hugh F. Johnston	Director	May 1, 2023

/s/ Michael W. Michelson Michael W. Michelson	Director	May 1, 2023

/s/ Wayne J. Riley Wayne J. Riley	Director	May 1, 2023

/s/ Andrea B. Smith Andrea B. Smith	Director	May 1, 2023